EXHIBIT NO. 5.01

                           RONALD N. VANCE, P.C.
                              ATTORNEY AT LAW
                             57 West 200 South
                                 Suite 310
                         Salt Lake City, UT  84101

                              January 4, 1999

Board of Directors
Caldera Corporation
3156 East Old Mill Circle #100
Salt Lake City, Utah  84121

     Re: Caldera Corporation; Registration Statement on Form S-8

Gentlemen and Madam:

     I have been retained by Caldera Corporation (the "Company") in connection with the registration statement (the "Registration Statement") on Form S-8 to be filed by the Company with the Securities and Exchange Commission relating to the securities of the Company. You have requested that I render my opinion as to whether or not the securities proposed to be issued on the terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

     In connection with this request, I have examined the following:

          1. Articles of Incorporation of the Company, and amendments thereto;
          2.   Bylaws of the Company;
          3. Unanimous consent resolutions of the Company's board of directors;
          4.   The Registration Statement; and
          5. The Company's 1997 Non-Qualified Stock Option Plan, as amended.

     I have examined such other corporate records and documents and have made such other examinations as I have deemed relevant.

     Based on the above examination, I am of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid, and nonassessable under corporate laws of the state of Florida.

     This opinion is limited in scope to the shares to be issued pursuant to the Registration Statement and does not cover subsequent issuance of shares to be made in the future. Such transactions are required to be included in either a new registration statement or a post-effective amendment to the Registration Statement, including updated opinions concerning the validity of issuance of such shares.

     Further, I consent to my name being included in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

                                   Sincerely,

                                   /s/ Ronald N. Vance